UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2013

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 16, 2013, Brandywine Operating Partnership, L.P. (the "Operating Partnership") the limited partnership through which Brandywine Realty Trust, as sole general partner (the "Parent Company") and, together with the Operating Partnership and subsidiaries of the Operating Partnership, "the Company" or "we"), owns its assets and conducts its operations, contributed a portfolio of seven office properties containing an aggregate of 1,398,826 square feet located in Austin, Texas (the "Properties") to a joint venture (the "Venture") with G&I VII Austin Office LLC (“DRA”), an investment vehicle advised by DRA Advisors LLC. The Properties and related assets represent the Company's entire remaining property portfolio within the Austin, Texas region. DRA and we, based on arm's-length negotiation, agreed to an aggregate gross sales price of $330.0 million subject to an obligation on our part to fund the first $5.2 million of post-closing capital expenditures. The table below lists the location and square footage of each of the Properties:

	Property	City	State	No. of Buildings	Square Feet
1)	1250 South Capital of Texas Highway	Austin	TX	3	270,711
2)	1301 South MoPac Expressway	Austin	TX	1	222,580
3)	3711 South MoPac Expressway	Austin	TX	2	205,195
4)	1601 South MoPac Expressway	Austin	TX	1	195,639
5)	1501 South MoPac Expressway	Austin	TX	1	195,324
6)	1221 South MoPac Expressway	Austin	TX	1	173,302
7)	7000 West William Cannon Drive	Austin	TX	2	136,075
	Total			11	1,398,826
DRA owns a 50% interest in the Venture and we own a 50% interest in the Venture, subject to our right to receive up to an additional 10% of distributions. We and DRA, utilizing additional equity funding of up to $100.0 million per partner and to-be-determined third-party debt financing, intend to jointly pursue additional office opportunities in targeted Austin sub-markets and plan to co-invest in acquisitions that meet certain investment criteria.
At the closing the Venture obtained third party non-recourse debt financing of approximately $230.6 million secured by mortgages on the Properties and used proceeds of this financing together with $49.7 million of cash contributions by DRA (less $1.9 million of closing costs and $6.9 million of closing prorations and lender holdbacks) to fund a $271.5 million distribution to us. We have agreed to fund the first $5.2 million of post-closing capital expenditures on behalf of the Venture, resulting in net proceeds of $266.3 million after funding of our capital expenditure obligation. As part of the transaction, our subsidiary management company executed an agreement with the Venture to provide property management and leasing services to the Venture in exchange for a market-based fee.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of June 30, 2013 and unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. for the six months ended June 30, 2013 and for the year ended December 31, 2012, including notes thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.
(d) Exhibits 99.1 Description
Exhibit 99.1 Unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of June 30, 2013 and the unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership L.P., for the six months ended June 30, 2013 and for the year ended December 31, 2012, including notes thereto.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard Sipzner
Howard Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,
By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Howard Sipzner
Howard Sipzner
Executive Vice President and Chief Financial Officer

Date: October 22, 2013

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